Security Information

Security Purchased
Comparison Security
Comparison Security
CUSIP
448579102
524901105
74144T108
Issuer
Hyatt Hotels Holding
Legg Mason
T Rowe Price
Underwriters
Goldman Sachs, Deutsche Bank, JP
Morgan, Bank of America, Citigroup,
HSBC, Loop Capital Markets, MR
Beal, Muriel Siebert, Piper Jaffray,
Robert Baird, Samuel A Ramirez,
Scotia Capital, UBS Securities, Wells
Fargo, Williams Capital Group
Citigroup, Goldman Sachs, Merrill
Lynch
Goldman Sachs
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
H
LM
TROW US
Is the affiliate a manager or co-manager of offering?
Joint Lead Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Goldman Sachs
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
11/4/2009
11/2/2009
10/23/2009
Total dollar amount of offering sold to QIBs
 $
38,000,000
 $
185,000,000
 $
960,000,000
Total dollar amount of any concurrent public offering
 $
-
 $
-
 $
-
Total
 $
38,000,000
 $
185,000,000
 $
960,000,000
Public offering price
 $
25.00
 $
18.50
 $
24.00
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
0.56
3.44
N/A**
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A


Fund Specific Information


Total Share
Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund
Performance^
Measurement
Date*
DWS Funds

DWS Balanced Fund
2,700
 $
67,500
0.18%
12.00%
1.23%
11/5/2009
DWS Balanced VIP
700
 $
17,500
0.05%
12.00%
1.32%
11/5/2009
DWS Capital Growth Fund
37,100
 $
927,500
2.44%
12.00%
2.05%
11/5/2009
DWS Capital Growth VIP
15,700
 $
392,500
1.03%
12.00%
2.11%
11/5/2009
Dws Global Thematic Fund
52,900
 $
1,322,500
3.48%
12.00%
1.68%
11/6/2009
DWS Global Thematic VIP
3,100
 $
77,500
0.20%
12.00%
1.54%
11/6/2009
DWS Lifecyle Long Range
1,200
 $
30,000
0.08%
12.00%
1.21%
11/5/2009
Total
113,400
 $
2,835,000
7.46%

^The Security and Fund Performance is calculated based on information provided by State Street Bank.

*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.
**Not available